Exhibit 10.4

JER INVESTORS TRUST INC.

JER Investors Trust Inc. Nonqualified Stock Option and Incentive Award Plan

(Manager Only)

Form of Performance Unit Agreement

THIS PERFORMANCE UNIT AGREEMENT (this “Agreement”), dated and effective as of the __ day of [            ], 200[ ] (the “Date of Grant”), is entered into by and between JER Investors Trust Inc., a Maryland corporation (the “Company”), and [            ] (the “Grantee” and, together with the Company, the “Parties”).

RECITALS

The Company is granting to Grantee performance units with respect to the Company’s common stock, par value $0.01 per share (the “Common Stock”), under the Company’s Nonqualified Stock Option and Incentive Award Plan (Manager Only) (the “Manager Plan”) on the terms and conditions set forth herein.

Any capitalized terms not defined herein shall have their respective meanings set forth in the Manager Plan.

NOW, THEREFORE, the Parties hereto agree as follows:

1. Grant of Performance Units.

(a) Grant of Performance Units. Effective as of the Date of Grant, the Company hereby agrees to grant to the Grantee, subject to the terms hereof, [            ] performance units representing the right to receive [            ] shares of Common Stock (the “Performance Units”) pursuant to the terms of this Agreement.

(b) Any purported transfer or sale of the Performance Units shall be prohibited.

(c) Adjustments. The number or kind of Shares of Common Stock underlying each Performance Unit covered by this Agreement may be adjusted as the Board determines pursuant to Section 3.3 of the Manager Plan in order to prevent dilution or expansion of the Grantee’s rights under these terms and conditions as a result of events such as stock dividends, stock splits, or other change in the capital structure of the Company, or any merger, consolidation, spin-off, liquidation or other corporate transaction or event having a similar effect.

2. Restrictions and Restricted Period.

(a) Restrictions. Subject to the Grantee’s continued provision of services to the Company through the applicable Performance Vesting Date (as defined below), the Performance Units shall vest in [            ] equal annual installments on [            ], [            ], and [            ] (each, a “Performance Vesting Date”), subject in each case to achievement of the Performance Hurdle (as defined below) as of the applicable Performance Vesting Date at which time, the Common Shares underlying each such vested Performance Unit shall be issued to the Grantee. The Common Shares underlying such Performance Units will not be issued unless and until the applicable Performance Units become vested.

(b) Performance Hurdle. The “Performance Hurdle” shall be achieved only if total returns to common shareholders equal or exceed [            ]% per annum on a cumulative compounded basis (“Total Return”). Total Return shall be measured annually in accordance with the books and records of the Company at the end of the respective first quarter financial reporting periods of each calendar year coinciding with the applicable Performance Vesting Date (i.e., March 31st of each respective calendar year). Total Return, expressed as a percentage and stated on an annual basis, shall equal the quotient resulting from dividing (A) the sum of (i) total cumulative dividends on Common Stock declared by the Company and having a Common Stock shareholder of record date starting from [            ] and continuing through and including the Performance Vesting Date, plus (ii) the simple average (i.e., the arithmetic mean) of the trading day closing prices (as listed on the New York Stock Exchange) for the Common Stock during the period commencing March 24 of the applicable year, through and including March 31 of the applicable year (the “Performance Vesting Date Share Price”), less (iii) the Base Share Price (as defined below) by (B) the Base Share Price. Solely for purposes of calculating such Total Return, the “Base Share Price” per share of Common Stock shall be equal to the simple average (i.e., the arithmetic mean) of the trading day closing prices (as listed on the New York Stock Exchange) for the Common Stock during the period commencing March 24, 200[    ], through and including March 31, 200[    ] (the “Base Share Price”).

(c) Cumulative Catch-up Opportunity. If the Performance Hurdle is not met for a given Performance Vesting Date such that a portion of the Performance Units does not vest on such Performance Vesting Date (a “Missed Performance Tranche”), but the Grantee continues to provide services to the Company through a subsequent Performance Vesting Date as of which Performance Vesting Date of the Performance Hurdle described in Section 2(b) above is satisfied, then the Grantee will become vested in the prior Missed Performance Tranche(s) at such time.

(d) Effect of Restatement of Financial Results. To the extent any financial results of the Company have been misstated as a result of the Grantee’s misconduct or negligence, and such results are later restated downward, then the Performance Units awarded under this Agreement (including Common Shares issued pursuant to Performance Units that were previously vested) shall be subject to forfeiture, in whole or in part, as the Board determines at its discretion. In the case of the forfeiture of Common Shares issued pursuant to Performance Units that were previously vested, in lieu of returning such Common Shares to the Company, the Board may require the Grantee to pay to the Company an amount in cash equal to the then Fair Market Value of such Shares.

(e) Change in Control. In the event that a “Change in Control” (as defined in the Manager Plan) of the Company occurs prior to the date restrictions set forth herein lapse and, on or after such Change in Control, one or more of the following occurs:

(i) JER Commercial Debt Advisors LLC ceases to serve as the manager of the Company or its successor; or

(ii) The Company or its successor does not assume, convert or replace the Awards,

then the Performance Units shall become immediately and fully vested if the Performance Hurdle would have been met if measured on an annualized basis (including for up to the remaining vesting periods) as of the date immediately prior to the first to occur of (i) or (ii).

(f) Tax Withholding Obligations. Notwithstanding any provision to the contrary, the issuance of the Common Shares hereunder shall be conditioned upon the Grantee making adequate provision for Federal, state or other tax withholding obligations, if any, which arise upon the release of the Shares, whether by withholding, direct payment to the Company, or otherwise.

3. Rights of a Stockholder; Dividend Rights. The Shares underlying such Units will not be issued unless and until the Performance Units become vested. Accordingly, until such Performance Units become vested and the Common Shares underlying such units are issued, the Grantee shall not have any rights of a stockholder of the Company, including but not limited to, the right to receive dividends and the right to vote such Shares.

4. Cessation of Service Relationship. Upon the cessation of all services of the Grantee’s to the Company for any reason other than as set forth in Section 2(e), the Performance Units that have not vested and any and all accrued but unpaid dividends that are at that time subject to restrictions set forth herein, shall be forfeited to the Company, and neither the Grantee nor any of its successors, assigns, or representatives shall thereafter have any further rights or interests in such Performance Units or certificates.

5. Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the Securities Act of 1933, as amended, for such period as the Company or its underwriters may request (such period not to exceed 365 days following the date of the applicable offering), the Grantee shall not, directly or indirectly, sell, make any short sale of, loan, hypothecate, pledge, offer, grant or sell any option or other contract for the purchase of, purchase any option or other contract for the sale of, or otherwise dispose of or transfer, or agree to engage in any of the foregoing transactions with respect to, any Common Shares issued pursuant to the Performance Units subject to this Agreement without the prior written consent of the Company or its underwriters.

6. Tax Consequences. Set forth below is a brief summary as of the Date of Grant of certain United States federal tax consequences of the award of the Performance Units issued pursuant hereto. THIS SUMMARY DOES NOT ADDRESS SPECIFIC STATE, LOCAL OR FOREIGN TAX CONSEQUENCES THAT MAY BE APPLICABLE TO GRANTEE. GRANTEE UNDERSTANDS THAT THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE.

The Grantee shall generally recognize ordinary income at the time or times the restrictions lapse with respect to the Performance Units that have been released in an amount equal to the fair market value of the Common Shares underlying the Performance Units on each such date, and the Company shall be required to collect all the applicable withholding taxes with respect to such income. The obligations of the Company under the Manager Plan are conditioned on your making arrangements for the payment of any such taxes.

7. Termination of this Agreement. Upon termination of this Agreement, all rights of the Grantee hereunder shall cease.

8. Miscellaneous.

(a) Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth herein, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt:

If to the Company, to:

JER Investors Trust Inc.

1650 Tysons Blvd., Suite 1600

McLean, VA 22102

Attn: Board of Directors and General Counsel

Telephone: (703) 714-8000

Facsimile: (703) 714-8100

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036-6522

Attention: David J. Goldschmidt, Esq.

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

If to the Grantee: [                                        ]

(b) Failure to Enforce Not a Waiver. The failure of the Company or the Grantee to enforce at any time any provision of this Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

(c) Governing Law; Jurisdiction.

(i) This Agreement shall be governed by and construed in accordance with the laws of the State of Virginia without regard to conflicts of laws principles thereof.

(ii) Each of the Grantee and the Company irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any Virginia State Court or Federal Court sitting in Virginia, and any court having jurisdiction over appeals or matters heard in such courts, in any action or proceeding arising out of, connected with, related to or incidental to the relationship established between them in connection with this Agreement, whether arising in contract, tort, equity or otherwise, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such state court or, to the extent permitted by law, in such federal court. Each of the Grantee and the Company (at the Company’s expense) irrevocably designates and appoints CT Corporation System, 4701 Cox Road, Suite 301, Glen Allen, Virginia 23060, as its agent (the “Process Agent”) for service of all process in any such proceeding in any such court, such service being hereby acknowledged to be effective and binding service in every respect. Each of the Grantee and the Company agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Each of the Grantee and the Company waives in all disputes any objection that it may have to the location of the court considering the dispute.

(iii) Each of the Grantee and the Company irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Process Agent or their respective notice addresses specified herein, such service to become effective five (5) days after such mailing. Each of the

Grantee and the Company irrevocably waives any objection (including, without limitation, any objection of the laying of venue or based on the grounds of Forum non Conveniens) which it may now or hereafter have to be bringing of any such action or proceeding with respect to the Agreement in any jurisdiction set forth above. Nothing herein shall affect the right to serve process in any other manner permitted by law.

(iv) Waiver of Jury Trial. Each of the Grantee and the Company irrevocably waives trial by jury in any action or proceeding with respect to this Agreement.

(v) Legal Costs and Expenses. In the event of a legal dispute between the Grantee and the Company regarding their respective rights and obligations under this Agreement, the losing party to such dispute shall be required to promptly reimburse the prevailing party for all reasonable costs and expenses (including fees and disbursements of counsel) incurred by the prevailing party in such dispute.

(d) Amendments. This Agreement may be amended or modified at any time by an instrument in writing signed by the Parties.

(e) Entire Agreement; Manager Plan Controls. This Agreement and the Manager Plan contain the entire understanding and agreement of the Parties concerning the subject matter hereof, and supersede all earlier negotiations and understandings, written or oral, between the Parties with respect thereto. This Agreement is made under and subject to the provisions of the Manager Plan, and all of the provisions of the Manager Plan are hereby incorporated by reference into this Agreement. In the event of any conflict between the provisions of this Agreement and the provisions of the Manager Plan, the provisions of the Manager Plan shall govern. By signing this Agreement, the Grantee confirms that it has received a copy of the Manager Plan and has had an opportunity to review the contents thereof.

(f) Captions. The captions and headings of the sections and subsections of this Agreement are included for convenience only and are not to be considered in construing or interpreting this Agreement.

(g) Counterparts. This Agreement may be executed in counterparts, each of which when signed by the Company or the Grantee will be deemed an original and all of which together will be deemed the same agreement.

(h) Assignment. The Company may assign its rights and delegate its duties under this Agreement. If any such assignment or delegation requires consent of any state securities authorities, the parties agree to cooperate in requesting such consent. This Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer herein set forth, be binding upon the Grantee, its executors, administrators, successors and assigns.

(i) Severability. This Agreement will be severable, and the invalidity or unenforceability of any term or provision hereof will not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any invalid or unenforceable term or provision, the Parties intend that there be added as a part of this Agreement a valid and enforceable provision as similar in terms to such invalid or unenforceable provision as may be possible.

IN WITNESS WHEREOF, the Parties have executed this Agreement on the day and year first above written.

JER INVESTORS TRUST INC.

By:
Name: Joseph E. Robert, Jr. Title: Chief Executive Officer

The undersigned hereby accepts and agrees to all the terms and provisions of the foregoing Agreement.

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